Exhibit 3.297

CERTIFICATE OF FORMATION

OF

RENAISSANCE MEDIA LLC

This Certificate of Formation of Renaissance Media LLC (the “Company”), dated, November 24, 1997 is being duly executed and filed by Morgan Stanley Capital Partners III, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Renaissance Media LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

MORGAN STANLEY CAPITAL PARTNERS III, INC.

By:	/s/ Lawrence B. Sorrel
Name:	Lawrence B. Sorrel
Title:	Managing Director

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

RENAISSANCE MEDIA LLC

RENAISSANCE MEDIA LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 5th day of May, 1999.

/s/ Marcy Lifton
Name:	Marcy Lifton
Authorized Person